EXHIBIT 21


                            SOVEREIGN BANCORP, INC.

                              PART IV, ITEM 14(a)

          Direct and Indirect Subsidiaries of Sovereign Bancorp, Inc.

                                                    State or other jurisdiction
Subsidiary                                               of Incorporation
----------                                          ---------------------------

Sovereign Bank .....................................  United States of America

Sovereign Capital Trust I ..........................  Delaware

Sovereign Capital Trust II .........................  Delaware

ML Capital Trust I .................................  Delaware

First Lancaster Financial Corp. ....................  Pennsylvania

201 Associates, Inc. ...............................  Delaware

Sovereign Annuity Corp., Inc. ......................  New Jersey

Sovereign Agency, Inc. .............................  New Jersey

Sovereign REIT Holdings, Inc. ......................  Delaware

Sovereign Real Estate Investment Trust .............  Delaware

Main Line Abstract Corporation .....................  Pennsylvania

1130 Abstract, Inc. ................................  Pennsylvania

Sovereign Trust Company ............................  New Jersey

Sovereign Delaware Investment Corporation ..........  Delaware

Sovereign Delaware Escrow Company ..................  Delaware